                                      Agreement

                     Effective as of the 1st day of August, 1996

                                    by and between

                              The Coleman Company, Inc.
                                a Delaware corporation
                       with its principal place of business at
                              1526 Cole Blvd.  Suite 300
                                Golden, Colorado 80401
                                 (the "Corporation")

                                         and

                                   Steven F. Kaplan
                                  (the "Executive")


                                      WITNESSETH

         Whereas, the Corporation and the Executive mutually desire to enter into this Agreement with respect to the Executive's employment with the Corporation.

         Now, therefore, in consideration of the mutual covenants herein contained, the Corporation and the Executive agree as follows:

         (i) 1. EMPLOYMENT AND TERM. The Corporation agrees to employ the Executive and the Executive agrees to serve the Corporation as a senior executive officer for a term beginning on August 1, 1996 and ending on July 31, 1998, unless sooner terminated in accordance with Section 5 hereof; PROVIDED, that commencing on August 1, 1997 and each August 1 thereafter, the term of this Agreement will automatically be extended for one additional year unless, not later than January 31 of that year, the Corporation or the Executive will have given written notice to the other party not to extend this Agreement (such notice of nonrenewal given by the Corporation to the Executive being hereinafter referred to as a "Nonrenewal"); and

               FURTHER, PROVIDED, that if a Change in Control (as defined in Section 8 hereof) occurs during the term of this Agreement (including any extensions thereto), this Agreement will continue in effect for a period of not less than two (2) years beyond the month in which such Change in Control occurs.

     2. DUTIES. The Executive agrees to serve the Corporation faithfully and to the best of his ability; to devote his entire time, energy and skill during regular business hours to such employment; and to use his best efforts, skill and ability to promote its interest.

     3.  RESPONSIBILITIES; PLACE OF PERFORMANCE.

         (a) During the term of this Agreement, the Executive shall have such title and perform such duties as from time to time may be assigned to him by the Board of Directors of the Corporation (the "Board") or the Chief Executive Officer of the Corporation; PROVIDED, that the title and the duties assigned to the Executive shall include the title and the duties of Chief Financial Officer and shall not be inconsistent with his status as a senior executive officer of the Corporation. The Executive shall at all times report directly to the Chief Executive Officer and shall have executive powers and authority as shall reasonably be required to enable him to discharge his duties in an efficient manner, together with such facilities and services as are suitable or customary to his position.

         (b) Except for occasional travel on the Corporation's business, the Executive will be required to perform his duties under this Agreement in the Denver, Colorado metropolitan area.

     4.  COMPENSATION AND RELATED MATTERS.

         (a) SALARY. During the term of the Executive's employment hereunder, the Corporation will pay to the Executive a salary at the rate of $280,000 per annum, in substantially equal installments in accordance with normal payroll practices of the Corporation, but not less frequently than monthly. The base salary may be increased by the Board from time to time, in its discretion, but in no event shall such base salary be reduced from the rate previously in effect. The base salary in effect from time to time hereunder is referred to as the "Base Salary."

         (b) EXPENSES. The Executive will be entitled to receive prompt reimbursement from the Corporation of all reasonable expenses incurred by the Executive in performing services hereunder during the term of the Executive's employment hereunder, including all expenses of travel and living expenses while away from home on business or at the request of the Corporation, consistent with expense policies applicable to other senior executive officers. The Executive will furnish the Corporation with evidence that such expenses were incurred as the Corporation may from time to time reasonably request.

         (c) INCENTIVE BONUS. With respect to each calendar year during the term of this agreement, the Executive will be granted an annual target incentive bonus opportunity (the "Target Bonus") equal to no less than 70% of Base Salary. Payments of the Executive's annual incentive bonus shall be made in accordance with the terms and conditions set forth in the then current incentive bonus plan or arrangement maintained by the Corporation (the "Incentive Plan"). The Target Bonus may be increased from time to time, but may not be decreased below the percentage of Base Salary previously in effect unless an adjustment is made in the Executive's Base Salary such that the aggregate dollar amount of the Executive's Base Salary and Target Bonus (after giving effect to the foregoing adjustments) is no less than the aggregate dollar amount of such Base Salary and Target Bonus (immediately prior to such adjustments).

         (d) EMPLOYEE BENEFITS. The Executive will be entitled to participate in all of the other employee benefit plans, programs and arrangements which are presently or may hereafter be provided by the Corporation to its senior executive officers including, without limitation, all retirement, health insurance and life insurance plans, programs and arrangements (the "Benefit Plans"), on a basis no less favorable than that of other senior executive officers of the Corporation. In addition, the Executive will be entitled to participate in all nonqualified employee pension plans or arrangements of the Corporation in which he is currently or subsequently designated as a participant (the "Pension Plans"). The Corporation agrees that it will not terminate Executive's participation in any of the Pension Plans or amend any of the Pension Plans in any manner adverse to the Executive without the Executive's prior written consent.

         (e) VACATIONS. The Executive will be entitled to four (4) weeks of vacation each calendar year, in accordance with the Corporation's vacation policy as in effect from time to time. Vacation time which has not been used by the end of each calendar year will be forfeited.

         (f) CORPORATION AUTOMOBILE. The Corporation will provide the Executive with an automobile during the term of this Agreement. The Corporation will pay all reasonable expenses associated with the operation of such automobile in the same manner as is in effect from time to time with respect to other senior executive officers of the Corporation, including, without limitation, all reasonable maintenance and insurance expenses. The automobile furnished by the Corporation will be a late model top-of-the-line Oldsmobile or like vehicle to be selected by the Executive. At the expiration of the term of this Agreement, the Executive will promptly return the automobile to the Corporation.

         (g) OTHER. The Corporation will pay or promptly reimburse the Executive for reasonable costs incurred by him in connection with his engagement of professional estate planning and income tax assistance; PROVIDED, that such amounts will not exceed $3,000 with respect to any calendar year.

     5.  TERMINATION.

         (a) DEATH. The Executive's employment hereunder will terminate upon his death.

         (b) DISABILITY. The Executive's employment hereunder will terminate upon his Disability. For purposes of this Agreement, the Executive will be considered "Disabled" beginning when first eligible for benefits under the Corporation's long-term disability plan as in effect from time to time (the "Disability Plan").

         (c) CAUSE. The Executive's employment hereunder may be terminated for Cause, as provided below. "Cause" means (i) the willful and continued (after written notice and a reasonable opportunity to cure) failure by the Executive to substantially perform the Executive's duties with the Corporation (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Corporation, monetarily or otherwise. For purposes of the preceding sentence, no act, or failure to act, on the Executive's part will be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Corporation. Upon the Corporation's determination that Cause for the Executive's termination exists, the Corporation may elect to terminate this Agreement upon sixty (60) days' prior written notice to the Executive.

         (d) GOOD REASON. The Executive may voluntarily terminate his employment with the Corporation for Good Reason. Good Reason will exist upon
(i) the occurrence of any material breach of this Agreement on the part of the Corporation (including, but not limited to, any breach of Section 3 or 4 hereof), (ii) the delivery to the Executive of a notice of Nonrenewal by the Corporation; PROVIDED, that the Executive delivers a Notice of Termination within sixty (60) days of the delivery of such notice of Nonrenewal, or (iii) after the occurrence of a Change in Control, (1) a substantial adverse alteration in the Executive's title or in the nature or status of the Executive's responsibilities from those in effect immediately prior to such Change in Control or (2) any change to the manner in which the Incentive Plan is administered (including, but not limited to, the process utilized in setting performance goals and the relative difficulty of achieving such goals), compared to the manner in which the Incentive Plan was administered immediately prior to the Change in Control, which change results in a significantly greater likelihood that the Executive will be unable to earn the Target Bonus. A good faith determination by the Executive that, following a Change in Control, there has been a material breach of this Agreement on the part of the Corporation, a substantial adverse alteration in Executive's title or the nature or status of Executive's responsibilities, or there is a significantly greater likelihood that Executive will be unable to earn the Target Bonus, shall be binding on the Corporation, and any finder of fact shall be limited in its inquiry to whether the Executive acted in good faith in making such determination. A transition of the Corporation from a public company to a private company shall not, in itself, be a change which would allow a good faith determination by Executive that there has been a substantial adverse alteration in Executive's title, or the nature or status of Executive's responsibilities.

              The Executive's right to terminate the Executive's employment for Good Reason will not be affected by the Executive's incapacity due to physical or mental illness. Except as provided above, the Executive's continued employment will not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

         (e) RESIGNATION. The Executive may voluntarily terminate his employment hereunder at any time.

         (f) TERMINATION BY THE CORPORATION WITHOUT CAUSE. The Corporation may terminate the Executive's employment hereunder without Cause at any time, provided however, and notwithstanding the termination of Executive's employment hereunder without Cause, if Executive should become Disabled under the Disability Plan during any continuation of Executive's participation in the Corporation's welfare benefit plans under Section 6, then Executive shall thereafter be treated in all respects as though terminated for Disability and not as terminated without Cause.

         (g) NOTICE OF TERMINATION. Any termination of the Executive's employment by the Corporation or by the Executive (other than termination pursuant to Section 5(a) hereof) must be communicated by written Notice of Termination to other party hereto. For purposes of this Agreement, a "Notice of Termination" will mean a notice that indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

         (h) DATE OF TERMINATION. "Date of Termination" will mean (i) if the Executive's employment is terminated by his death, the date of his death,
(ii) if the Executive delivers a Notice of Termination within sixty (60) days of delivery to the Executive of a notice of Nonrenewal from the Corporation, the date of delivery of such Notice of Termination, and (iii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination.

    6.   COMPENSATION UPON TERMINATION

         (a) FOR CAUSE; OTHER THAN FOR GOOD REASON. In the event that the Executive's employment is terminated by the Corporation for Cause or by the Executive other than for Good Reason, the Corporation will pay the Executive his Base Salary through the Date of Termination. In addition, the Executive will be entitled to receive all accrued benefits to which the Executive is entitled under the Benefit Plans, in accordance with the terms of such Benefit Plans.
The Executive will not be entitled to any portion of the incentive bonus in respect of the calendar year in which occurs the Date of Termination; PROVIDED, that if the Date of Termination occurs after the end of a calendar year and prior to the determination of whether the Executive is entitled to an incentive bonus for such year, such incentive bonus will be paid, if and to the extent earned under the applicable plan.

         (b) DEATH; DISABILITY. In the event that the Executive's employment is terminated by reason of the Executive's death or Disability, the Corporation will pay the Executive (or his estate or beneficiary if applicable) his Base Salary through the Date of Termination. The Executive (or his estate or beneficiary, if applicable) will be entitled to receive all accrued benefits to which the Executive is entitled under the Benefit Plans, in accordance with the terms of such Benefit Plans. The Executive (or his estate or beneficiary, if applicable) will be entitled to receive (i) in a lump sum as soon as practicable after the Date of Termination, any incentive bonus accrued but not yet paid to the Executive, including for this purpose any accumulated but unpaid excess amounts under the Incentive Plan in respect of all calendar years ending prior to the Date of Termination, plus (ii) a pro rata portion of the incentive bonus for the year in which occurs the Date of Termination, such incentive bonus (A) to be calculated in accordance with the terms of the Incentive Plan based on the actual results of the Corporation for such year and then multiplied by a fraction the numerator of which is the number of full and partial months worked by the Executive in such calendar year and the denominator of which is twelve
(12) and (B) to be payable at the same time as incentive bonuses are paid to other participants in the Incentive Plan for such year. If the Date of Termi-nation occurs after the end of a calendar year and prior to the determination of whether the Executive is entitled to an incentive bonus for such year, such incentive bonus will be paid, if and to the extent earned under the applicable plan, at the same time as incentive bonuses are paid to other participants in the Incentive Plan for such year. If such termination of employment is for reason of Disability, the Executive will also be entitled to receive disability benefits, whether or not then covered by the Disability Plan, comprised of monthly salary continuation payments, in an amount calculated at two-thirds of Base Salary, for a period of time ending no sooner than the earlier of the Executive's attaining age 65 or his death; PROVIDED, that any such payments will be offset by (i) any payments made to the Executive under the Disability Plan and (ii) any disability benefits payable under Social Security.

         (c) WITHOUT CAUSE OR DISABILITY; GOOD REASON. In the event that the Executive's employment is terminated by the Corporation for any reason other than for Cause or for Disability, or is terminated by the Executive for Good Reason, then:

              (1) The Corporation will pay to the Executive, in a lump sum on the fifth day following the Date of Termination (i) any Base Salary due the Executive through the Date of Termination, plus
              (ii) any incentive bonus accrued but not yet paid to the Executive under the Incentive Plan for all calendar years ending prior to the Date of Termination, including for this purpose any accumulated but unpaid excess amounts under the Incentive Plan; PROVIDED, that if the Date of Termination occurs prior to the determination of whether the Executive is entitled to an incentive bonus for any such year, such incentive bonus will be paid, if and to the extent earned under the applicable plan, at the same time as incentive bonuses are paid to other participants in the Incentive Plan for such year.

              (2) The Corporation will pay to the Executive an amount equal to a pro rata portion of the incentive bonus for the year in which occurs the Date of Termination, such incentive bonus (A) to be calculated in accordance with the terms of the Incentive Plan based on the actual results of the Corporation and then multiplied by a fraction the numerator of which is the number of full and partial months worked by the Executive in such calendar year and the denominator of which is twelve (12) and (B) to be payable at the same time as incentive bonuses are paid to other participants in the Incentive Plan for such year.

              (3) The Corporation will pay to the Executive compensation continuation payments, payable on a monthly basis for a period of two years immediately following the Date of Termination, equal to one-twelfth (1/12) of the sum of the Executive's Base Salary and Target Bonus (each as in effect immediately prior to the Date of Termination, without regard to any reductions thereto giving rise to Good Reason); PROVIDED, that during the second year of such compensation continuation, payments will be offset by any and all salary and bonus amounts paid to or accrued in respect of the Executive for services rendered to any other employer. The Executive will promptly notify the Corporation of the receipt or accrual of any such salary or bonus. The Corporation and the Executive agree that the Executive is expected to seek employment in order to attempt to offset payments provided under this
              Section 6(c)(3) during the second year of compensation continuation but that the Executive will not be required to accept any particular position of employment.

              (4) The Corporation will allow the Executive to continue to participate, for two (2) years beginning as of the Date of Termination, in any and all of the welfare benefit plans maintained by the Corporation in which the Executive was entitled to participate immediately prior to such Date of Termination, to the same extent and upon the same terms as the Executive participated in such plans prior to the Date of Termination; PROVIDED, that the Executive's continued participation is permissible or otherwise practicable under the general terms and provisions of such plans. To the extent that continued participation is neither permissible nor practicable, the Corporation shall take such action as may be necessary to provide the Executive with substantially comparable benefits (without additional cost to the Executive) outside the scope of such plan. If the Executive engages in regular employment after his termination of employment (whether as an executive or as a self-employed person), any employee welfare benefits received by the Executive in consideration of such employment which are similar in nature to the employee welfare benefits provided by the Corporation will relieve the Corporation of its obligation under this Section 6(c)(4) to provide comparable benefits to the extent of the benefits so received. The Executive will promptly notify the Corporation of his receipt of any such benefits.

              (5) The Corporation will pay or promptly reimburse the Executive for all reasonable expenses incurred by him for professional outplacement services for a period of one year (the "Outplacement Payment"); PROVIDED, that the Outplacement Payment does not exceed in the aggregate $25,000, and will pay an additional amount to reimburse the Executive for any federal, state and local income taxes imposed on the Executive by virtue of the Outplacement Payment and the additional payment hereunder, such that the net amount retained by the Executive, after deduction of any such taxes on the Outplacement Payment and any such taxes on any additional payment provided by this Section 6(c)(5), shall be equal to the Outplacement Payment.

              (6) Any and all stock options granted to the Executive under the stock option plans of the Corporation (the "Option Plans") will be treated as follows: (i) each stock option originally granted with a term of five and one-half years or less under any Option Plan will become immediately and fully vested as of the Date of Termination, and (ii) each stock option originally granted with a term of more than five and one-half years under any Option Plan will become vested as of the Date of Termination on the basis of the following vesting schedule, if more favorable than the vesting schedule otherwise applicable to such stock option: the number of shares of Corporation common stock subject to each such stock option multiplied by the percentage obtained by multiplying 1.67% by the number of full and partial months of the Executive's service during the term of such stock option through and including the Date of Termination. The vested portion of stock options under this Section 6(c)(6) shall remain exercisable for a period of ninety (90) days after the Date of Termination (but not beyond its normal expiration date). Any portion of any stock option which does not vest under this Section 6(c)(6) (or under the vesting schedule otherwise applicable to such stock option) shall be forfeited as of the Date of Termination.

              (7) All accrued benefits of the Executive under the Pension Plans will immediately vest as of the Date of Termination.

         7.  EXCISE TAX.

         (a) In the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Corporation, any person whose actions result in a Change in Control or any person affiliated with the Corporation or such person) (all such payments and benefits being hereinafter called "Total Payments") will be subject (in whole or part) to the excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then, subject to the provisions of Section (7)(b) hereof, the Corporation will pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income tax and Excise Tax upon the payment provided for by this Section 7, will be equal to the Total Payments. For purposes of determining the amount of the

Gross-Up Payment, the Executive will be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on such date, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

         (b) In the event that, after giving effect to any redeterminations described in Section 7(d) hereof, a reduction in the Total Payments to the largest amount that would result in no portion of the Total Payments being subject to the Excise Tax (after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement) would produce a net amount (after deduction of the net amount of federal, state and local income tax on such reduced Total Payments) that would be greater than the net amount of unreduced Total Payments (after deduction of the net amount of federal, state and local income tax and the amount of Excise Tax to which the Executive would be subject in respect of such Total Payments), then Section 7(a) hereof will not apply and the Total Payments will be so reduced.

         (c) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments will be treated as "parachute payments" within the meaning of
Section 280G(b)(2) of the Code, unless in the opinion of tax counsel selected by the Corporation's independent auditors and reasonably acceptable to the Executive ("Tax Counsel"), such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of Section 280G(b)(l) of the Code will be treated as subject to the Excise Tax, unless in the opinion of Tax Counsel such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the base amount (as defined in Section 280G(b)(3) of the Code) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and
(iii) the value of any noncash benefits or any deferred payment or benefit will be determined by the Corporation's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.
The Corporation will provide the Executive with its calculation of the amounts referred to in this Section 7 and such supporting materials as are reasonably necessary for the Executive to evaluate the Corporation's calculations. If the Executive disputes the Corporation's calculations (in whole or in part), the reasonable opinion of Tax Counsel with respect to the matter in dispute will prevail.

         (d) In the event that (i) the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of payment of the Total Payments and (ii) after giving effect to such redetermination, the Total Payments are reduced pursuant to Section 7(b) hereof, the Executive will repay to the Corporation, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in the Excise Tax and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that (x) the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment) and (y) after giving effect to such redetermination, the Total Payments are not reduced pursuant to Section 7(b) hereof, the Corporation will make an additional Gross-Up Payment in respect of such excess and in respect of any portion of the Excise Tax with respect to which the Corporation had not previously made a Gross-Up Payment (plus any interest, penalties or additions payable by the Executive with respect to such excess and such portion) at the time that the amount of such excess is finally determined.

         8. CHANGE IN CONTROL. (a) For purposes of this Agreement, a Change in Control will be deemed to have taken place upon the occurrence of any of the following events:

              (i) any "person" (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Ex-change Act"), and as modified in Sections 13(d) and 14(d) of the Exchange
    Act) other than (A) the Corporation or any of its subsidiaries, (B) any employee benefit plan of the Corporation or one of its subsidiaries, (C) MacAndrews & Forbes Holdings Inc. or any affiliate thereof (collectively, "MAFCO"), (D) a corporation owned, directly or indirectly, by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities (a "Person"), becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the shares of common stock of the Corporation then outstanding, and such Person's beneficial ownership level then exceeds the percentage of the Corporation's outstanding shares beneficially owned by MAFCO;

              (ii) the consummation of any merger or consolidation of the Corporation or one of its subsidiaries with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Corporation outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation more than 80% of the combined voting power of the voting securities of the Corporation or the surviving corporation or the parent of such surviving corporation;

              (iii) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets; or

              (iv) a majority of the Board votes in favor of a decision that a Change in Control has occurred.

         (b) Notwithstanding anything in Section 8(a) hereof to the contrary, any event or transaction which would otherwise constitute a Change in Control (a "Transaction") shall not constitute a Change in Control for purposes of this Agreement if, in connection with the Transaction, the Executive participates as an equity investor in the acquiring entity or any of its affiliates (the "Acquiror"). For purposes of the preceding sentence, the

Executive shall not be deemed to have participated as an equity investor in the Acquiror by virtue of (i) obtaining beneficial ownership of any equity interest in Acquiror as a result of the grant to the Executive of incentive compensation awards under one or more incentive plans of Acquiror, on terms and conditions substantially equivalent to those applicable to other executives of the Corporation immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title and the like, or (ii) obtaining beneficial ownership of any equity interest in Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other stockholders of the Corporation.

         (c) Upon the occurrence of a Change in Control during the term of this Agreement, whether or not the Executive's employment within the Corporation is terminated in connection with such event, any and all stock options granted to the Executive under the Option Plans will become immediately vested.

         9.   INVENTIONS; CONFIDENTIAL INFORMATION; COMPETITORS.

         (a) All inventions, whether or not patentable, conceived or developed by Executive, alone or with others, during his employment by the Corporation will be the property of the Corporation and will be promptly and fully disclosed by Executive to the Corporation. Executive will perform all necessary acts to vest title fully to any such invention in the Corporation and to enable the Corporation, at its expense, to secure and maintain domestic and/or foreign patents or any other rights for such inventions.

         (b) Without the express prior written consent of the Corporation, Executive will not disclose or make available to anyone outside the Corporation, its subsidiaries, or affiliated corporations or entities any confidential or proprietary information of, or concerning, the Corporation, including, without limitation, trade secrets, know how, customer lists, inventions or other information not generally known to any competitor of the Corporation, its subsidiaries or affiliated corporations or entities. Upon termination of his employment, Executive will promptly deliver to the Corporation all documents containing any such confidential or proprietary information without retaining any copies or extracts thereof.


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

         (c) During the time he is employed by the Corporation or serves the Corporation as a consultant, Executive will not serve as officer, director or employee or be associated in any other capacity with any corporation, partnership or other entity or person which is a competitor of the Corporation, its subsidiaries, or affiliated corporations or entities. During such period Executive will have no financial interest in any corporation, partnership or other entity which is a competitor of the Corporation, its subsidiaries, or affiliated corporations or entities, except participation solely as a stockholder owning not more than 5% of the outstanding shares of a publicly owned business.

         (d) Executive acknowledges that his services are special, unique, unusual and extraordinary, giving them peculiar value, the loss of which cannot be reasonably or adequately compensated for by damages and, in the event of Executive's breach of this Section 9, the Corporation will be entitled to equitable relief by way of injunction or otherwise.

    10. TERMINATION OF PRIOR AGREEMENTS. This Agreement expressly supersedes all agreements and understandings between the parties with respect to Executive's employment and any such agreement is hereby terminated as of the date first above written.

    11. BINDING EFFECT. This Agreement and the Addendum hereto will be binding upon and inure to the benefit of the parties hereto, their respective legal representatives and to any successor of the Corporation, which successor will be deemed substituted for the Corporation under the terms of this Agreement. As used in this Agreement, the term "successor" will include any person, firm, corporation, or other business entity which at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the assets or business of the Corporation.

    12. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other party will not operate or be construed as a waiver of any subsequent breach.

    13. NOTICES. Any notice required or permitted to be given will be sufficient, if in writing, and if sent by registered or certified mail to the Executive at his residence or to the Corporation at its principal place of business.


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

    14. ENTIRE AGREEMENT. This document, and the Addendum hereto, contains the entire agreement of the parties and may not be changed except in a written modification signed by both parties.

    15. INDEMNIFICATION. The Corporation will indemnify the Executive, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by the Executive, including the cost of legal counsel selected and retained by the executive, in connection with any action, suit or proceeding to which the Executive may be made a party by reason of the Executive being an officer, director or employee of the Corporation or of any subsidiary or affiliate of the Corporation.

    16. LEGAL FEES. The Corporation will pay or promptly reimburse the Executive for the reasonable legal fees and expenses incurred by the Executive, in good faith, in connection with enforcing or defending any right of the Executive pursuant to this Agreement.

    17. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Colorado, as applied to contracts executed and performed wholly within the State of Colorado.

    18. SURVIVORSHIP. Any rights and obligations of the parties set forth in Sections 4(d), 6, 7 and 9 of this Agreement and in the Addendum to this Agreement will survive any termination of this Agreement.

    19. ARBITRATION. Excluding only requests for equitable relief by the Corporation under Section 9 of this Agreement, all disputes or controversies arising under or in connection with this Agreement, including for this purpose any claims by the Executive relating to any Pension Plan, will be settled exclusively by arbitration, in Denver, Colorado, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; PROVIDED, that the Executive will be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.


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


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date below.

                                  THE COLEMAN COMPANY, INC.


                                  By:   Michael N. Hammes
                                      -------------------------

                                  Date: August 3, 1996



                                        Steven F. Kaplan
                                  -----------------------------
                                            EXECUTIVE

                                  Date: August 3, 1996








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